EXHIBIT 10.2

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

This THIRD AMENDMENT TO EMPLOYMENT AGREEMENT (this “Third Amendment”), effective as of February 23, 2009, is by and between Pharma-Bio Serv, Inc. (PBSV), a Delaware corporation, and Pharma-Bio Serv PR Inc., a Puerto Rico corporation, having its principal office at 373 Mendez Vigo, Suite 110, Dorado, Puerto Rico, 00646 (the “Company”), and Elizabeth Plaza, residing at 363 Dorado Beach East, Dorado, Puerto Rico, 00646-2096 (“Executive”).

WHEREAS, the Company and Executive have entered into that certain Employment Agreement, dated as of January 2, 2008, as such Employment Agreement may be amended, restated or otherwise modified from time to time (the “Employment Agreement”).  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Employment Agreement; and

WHEREAS, the Company and Executive have entered into that certain Employment Agreement Amendment, dated as of June 9, 2008, extending the term of the Employment Agreement to January 1, 2010 (the “First Amendment”); and

WHEREAS, the Company and Executive have entered into that certain Employment Agreement Amendment, dated as of March 11, 2009, amending certain provisions of the Employment Agreement (the “Second Amendment”); and

WHEREAS, given the current global and local economic and industry forecasts for 2009, the Company is implementing various cost containment strategies to mitigate the current market downward volume trend, among others, adjust compensation packages of its management team including the CEO’s voluntary salary adjustment.

In all other respects the Employment Agreement dated January 13, 2007, shall remain in full force and effect and unaltered.

IN WITNESS WHEREOF, the parties have executed this Agreement in Dorado, Puerto Rico, this 11 day of March, 2009.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.           Section 3(a) of the Employment Agreement is amended as follows:

3.           Compensation and Other Benefits.

(a) Effective February 23, 2009, the Executive has entered into a voluntary adjustment to her salary pay to zero.

2.           Miscellaneous Provisions.

a)   No Other Amendments.  Except as explicitly amended by the terms of the First Amendment, Second Amendment and this Third Amendment, the terms of the Employment Agreement shall remain in effect and are unchanged by this Third Amendment.

b)           Entire Agreement.  The Employment Agreement, as amended by the First Amendment, Second Amendment and this Third Amendment, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

c)           Governing Law.  This Third Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Puerto Rico, without giving effect to any choice of law or conflict of law provision or rule (whether of the Commonwealth of Puerto Rico or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the Commonwealth of Puerto Rico.

d)           Parties in Interest.  This Third Amendment shall be binding upon and inure solely to the benefit of each party and its successors and permitted assigns and, nothing in this Third Amendment, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Third Amendment.

e)           Counterparts.  This Third Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Third Amendment by facsimile shall be effective as delivery of a mutually executed counterpart to this Third Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Employment Agreement to be duly executed as of the day and year first above written.

PHARMA-BIO SERV, INC.

By: /s/ Kirk Michel
Name: Kirk Michel
Title: Chairman of Compensation Committee

Date: March 11, 2009

EXECUTIVE

/s/ Elizabeth Plaza
Elizabeth Plaza

Date: March 11, 2009